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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                         ------------------------------

                                   FORM 8-K
                                CURRENT REPORT

                  Pursuant to Section 13 or 15 (d) of the
                      Securities Exchange Act of 1934

                      Date of Report -- May 18, 1994
                     (Date of earliest event reported)

                              MEDIQ INCORPORATED
           (Exact name of Registrant as specified in its charter)

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
     Delaware                     1-8147                51-0219413
(State of incorporation)  (Commission file number)    (IRS employer
                                                    identification number)
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                     One MEDIQ Plaza, Pennsauken, NJ 08110
               (Address of principal executive offices, zip code)

                           Area Code (609) 665-9300
                              (Telephone number)
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Item 5.  Other Events.

     The Registrant announced on May 19, 1994 that it had entered into an agreement to merge its MEDIQ Equipment & Maintenance Services, Inc. subsidiary ('MEMS') with R Squared Scan System, a subsidiary of MMI Medical, Inc. ('MMI').

     Under the terms of the merger agreement, MEDIQ will receive 2,050,000 shares of MMI common stock and warrants to purchase at $6.25 per share an additional 325,000 shares of MMI common stock. It is anticipated that MEDIQ will distribute the 2,050,000 shares of MMI common stock to MEDIQ shareholders. The transaction is subject to approval by the shareholders of MMI. It is anticipated that the merger will be completed prior to July 31, 1994.

Item 7.  Financial Statements and Exhibits.

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         (c) Exhibits                                                       Page

             2     Agreement of Merger and Plan of Reorganization            4
                   among MMI Medical, Inc., MMI Acquisition Subsidiary,
                   Inc., MEDIQ Incorporated and MEDIQ Equipment and Maintenance Services, Inc., dated May 18, 1994.

             21    Press Release, dated May 19, 1994.                       82
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                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          __________MEDIQ Incorporated__________
                                                       (Registrant)

                                           _______/s/ Michael F. Sandler_______
                                           Michael F. Sandler
                                           Senior Vice President - Finance
                                             & Chief Financial Officer

Date:  May 26, 1994